UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026

___________________________

CLOUDASTRUCTURE, INC.

(Exact name of registrant as specified in its charter)

___________________________

Delaware	001-42494	87-0690564
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 El Camino Real, Bldg 4, Ste 200
Palo Alto, California		94306
(Address of principal executive offices)		(Zip Code)

(650) 644-4160

Registrant’s telephone number, including area code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange On Which Registered
Class A Common Stock	CSAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 21, 2026, the Board of Directors (the “Board”) of Cloudastructure, Inc. (the “Company”) adopted, subject to stockholder approval, an amendment (the “Amendment”) to the Cloudastructure, Inc. Amended and Restated 2024 Equity Incentive Plan (the “Plan”) to permit a one-time repricing of Company’s stock options outstanding as of May 21, 2026, and to authorize the Board (or a committee thereof) to implement such option repricing, subject to certain parameters and safeguards as set forth in the Amendment. The Amendment does not increase the number of shares available for issuance under the Plan. At the Company’s annual meeting of stockholders held on July 15, 2026 (the “Meeting”), the Company’s stockholders approved the Amendment.

A summary of the Amendment is included under “Proposal 5: Approval of Amendment to the Cloudastructure, Inc. Amended and Restated 2024 Equity Incentive Plan to Permit a One-Time Repricing of Outstanding Stock Options” in, and a copy of the Amendment was attached as Appendix A to, the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on June 2, 2026.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of the Company was held on July 15, 2026, at which the matters listed below were submitted to a vote of the stockholders through the solicitation of proxies. The proposals are described in the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on June 2, 2026. The voting results are as follows:

(1)	The following nominee was elected to serve a three-year term on the Company’s Board of Directors by the following votes: Jeff Kirby

For	Against	Abstain	Broker Non-Votes
5,306,003	0	952,654	5,471,865

(2)	The appointment of TAAD LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, was ratified by the following votes:

For	Against	Abstain	Broker Non-Votes
11,283,846	385,371	61,305	N/A

(3)	The proposal to amend the Company’s Certificate of Incorporation to decrease its total number of the authorized shares of capital stock from 500,000,000 shares to 83,333,334 shares, consisting of 69,000,000 shares of Class A common stock, 13,333,334 shares of Class B common stock and 1,000,000 shares of preferred stock, was not approved. The votes cast were as follows:

Class A Common Stock:	For	Against	Abstain
	1,183,221	66,759	10,972

Class B Common Stock:	For	Against	Abstain
	102,740	0	0

Series 2 Preferred Stock:	For	Against	Abstain
	0	1,312,580	0

2

(4)	The proposal to amend the Company’s Certificate of Incorporation to effect a reverse stock split of its issued and outstanding shares of Class A and Class B common stock at a ratio ranging from 1-for-2 to 1-for-200, with the exact ratio and timing, if at all, to be determined by the Board of Directors in its sole discretion; and in connection with the reverse stock split, further authorize the Board of Directors to decrease the total number of authorized shares by a proportionate amount based on the reverse stock split ratio selected by the Board, was approved. The votes cast were as follows:

Class A Common Stock:	For	Against	Abstain
	1,158,397	85,259	17,296

Class B Common Stock:	For	Against	Abstain
	102,740	0	0

Series 2 Preferred Stock:	For	Against	Abstain
	1,312,580	0	0

(5)	The amendment to the Cloudastructure, Inc. Amended and Restated 2024 Equity Incentive Plan to permit a one-time repricing of outstanding stock options was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
3,807,535	2,148,149	302,973	5,471,865

(6)	The proposal to adjourn the meeting, if necessary, to solicit additional proxies was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
9,082,633	2,583,000	64,889	N/A

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2026

CLOUDASTRUCTURE, INC.

By:	/s/ Greg Smitherman
Greg Smitherman
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

4